                                                                   EXHIBIT 99(1)

    Harrah's Entertainment Reports 2000 Fourth-Quarter And Full-Year Results


             LAS VEGAS, Feb. 7, 2001 - Harrah's Entertainment, Inc.

      (NYSE:HET), the leading consumer marketing company in the gaming industry, today reported a loss per share of (10) cents for the year-ended December 31, 2000, compared with earnings of $1.62 per diluted share in the year-ago period.

      As previously reported, the company's 2000 results included the following restructuring and other special charges, which were recorded in the fourth quarter:

o Reserves of $220 million related to the bankruptcy reorganization of JCC Holding Company, which is approximately 43 percent owned by Harrah's Entertainment. The impact of the reserves on the full year and fourth quarter 2000 operating results was approximately $(1.21) per share and $(1.25) per share after tax, respectively.

o Reserves of approximately $39 million related to the bankruptcy reorganization of National Airlines, which is approximately 48 percent owned by Harrah's Entertainment. The impact of these reserves on Harrah's Entertainment's full year and fourth-quarter 2000 diluted earnings per share is (21) cents, after tax.

      In addition to these reserves, the company's full year 2000 results included $21.8 million in project opening costs and other nonrecurring items. In 1999, the company reported $4.2 million in project opening and other nonrecurring costs, as well as gains of $59.8 million from the sales of equity interests in two companies.

      Excluding the reserves, project opening costs and nonrecurring items and the gains on equity interests, the company's diluted earnings per share were $1.49 and $1.52 for full year 2000 and 1999, respectively, and 20 cents for fourth quarter 2000 compared with 29 cents for the fourth quarter of 1999. Harsh winter weather late in the year and a much lower than normal hold percentage on table games at the Rio offset strong performance at Harrah's brand casinos.

      For the full year 2000, the company reported record revenues of $3.5 billion, up 15 percent over the prior year, and record Property EBITDA of $887 million, up 12 percent. These results include the impact of the acquisition of Players International, Inc. since the March 22, 2000, date of acquisition.

      "I am encouraged that our fundamental results continue to be strong, though I am disappointed by the impact of the reserves and other charges we recorded in 2000," said Phil Satre, Chairman and Chief Executive Officer. "I am especially pleased that we achieved record revenues and Property EBITDA, even before considering the operating results of the Players properties we acquired in March 2000.

      "Virtually every Harrah's-brand property reported record revenues for 2000, exemplifying the continued strength and success of our Total Rewards player-loyalty program for customers who consolidate their play at Harrah's properties," Satre said. "Same-store gaming revenue at Harrah's-brand properties grew 12 percent for the year, and same-store Property EBITDA grew 21 percent."

      In addition to achieving record revenue and Property EBITDA, significant accomplishments in 2000 included:

      o Completion of the acquisition of Players International, Inc., and conversion of its St. Louis and Lake Charles properties to the Harrah's brand. Players Metropolis is expected to be converted by third quarter 2001.

      o Extension of management agreements with the Ak-Chin tribe near Phoenix, Arizona, and Cherokee tribe in North Carolina.

      o Receipt of several national awards honoring Harrah's excellence in the area of information technology; including the 2000 Data Warehousing Award in recognition of the success of the Total Rewards loyalty program. Shortly after year-end 2000, Harrah's also received the prestigious CIO Magazine Enterprise Value Award recognizing its superior use of information technology in building customer relationships.

      o Induction in June 2000 into the Gaming Hall of Fame in recognition of the company's leading role in promoting responsible gaming.

      o The successful launch of the Company's new web site, www.harrahs.com, offering state-of-the-art technology and customer interaction.

      o Harrah's won more than 150 "Best Of" awards by the readers of CASINO PLAYER magazine, more than any other gaming company.

   HARRAH'S WESTERN REGION REPORTS RECORD FOURTH QUARTER REVENUES AND PROPERTY

                     EBITDA DESPITE LOWER RESULTS AT THE RIO

Western Region Results
(in millions)

                            2000       1999     Percent       2000          1999    Percent
                           Fourth     Fourth    Increase      Full          Full    Increase
                           Quarter    Quarter  (Decrease)     Year          Year    (Decrease)
                          ---------  --------- ----------  ---------     ---------  ----------
Rio Hotel & Casino
    Revenues               $  100.8   $  114.1   -11.7%    $    398.1    $    463.7    -14.1%
    Operating Profit             --        8.0    N/M           (11.4)         65.3     N/M
    EBITDA                     11.3       14.1   -19.9%          29.2          97.9    -70.2%
Harrah's Southern Nevada
    Revenues               $  104.2   $   92.7     12.4%   $    407.1    $    369.7     10.1%
    Operating Profit           21.2       16.5     28.5%         78.5          63.5     23.6%
    EBITDA                     29.8       24.3     22.6%        113.6          97.5     16.5%
Harrah's Northern Nevada
    Revenues               $   79.4   $   75.3      5.4%   $    336.5    $    314.5      7.0%
    Operating Profit            9.1       11.4    -20.2%         60.8          53.5     13.6%
    EBITDA                     14.8       16.5    -10.3%         83.3          75.0     11.1%
Total Western Region
    Revenues               $  284.4   $  282.1      0.8%   $  1,141.7    $  1,147.9     -0.5%
    Operating Profit           30.3       35.9    -15.6%        127.9         182.3    -29.8%
    EBITDA                     55.9       54.9      1.8%        226.1         270.4    -16.4%


      Full-year revenues in the Western Region, which is comprised of the company's Nevada casinos, reached $1.1 billion, despite a low hold percentage at the Rio.

      "Record revenues at our Harrah's-brand properties in Nevada show the true success of Total Rewards in creating value for both our customers and our shareholders," said Satre. "Property enhancements at Reno and Lake Tahoe also helped propel our revenue, and both properties benefited from cross-market play."

      In the fourth quarter and full year, Western Region results were impacted by a low hold percentage on table games at the Rio. Harrah's estimates revenues were impacted by approximately $8 million in the fourth quarter 2000 and $52 million for the full year. Property EBITDA at the Rio was impacted by the lower hold percentage, as well as increased expenses, particularly entertainment-related costs.

      "We identified and addressed issues at the Rio, and we are implementing plans that we believe will lead to improved performance at the property for the year 2001," Satre said.

           HARRAH'S EASTERN REGION POSTS RECORD RESULTS FOR THE YEAR

Eastern Region Results
(in millions)

                             2000         1999        Percent           2000          1999      Percent
                            Fourth       Fourth       Increase          Full          Full      Increase
                            Quarter      Quarter      (Decrease)        Year          Year      (Decrease)
                           ---------    ---------     ----------      ---------     ---------   ----------
Harrah's Atlantic City
    Revenues               $   97.7      $   95.4           2.4%       $  428.2      $  405.8         5.5%
    Operating Profit           22.2          21.3           4.2%          113.0          96.8        16.7%
    EBITDA                     28.0          27.4           2.2%          137.2         120.9        13.5%
Showboat Atlantic City
    Revenues               $   80.4      $   85.5          -6.0%       $  363.6      $  369.8        -1.7%
    Operating Profit            9.9          13.6         -27.2%           69.3          77.0        -10.0%
    EBITDA                     16.2          18.0         -10.0%           93.7          98.5        -4.9%
Total Eastern Region
    Revenues               $  178.1      $  180.9          -1.5%       $  791.8      $  775.6         2.1%
    Operating Profit           32.1          34.9          -8.0%          182.3         173.8         4.9%
    EBITDA                     44.2          45.4          -2.6%          230.9         219.4         5.2%

      Harrah's Atlantic City reported record revenues and Property EBITDA for both the fourth quarter and year 2000. Continued execution of the company's customer loyalty program produced strong growth for the Harrah's property. A 450-room, $110 million hotel tower addition is expected to open in the first quarter of 2002.

      Harrah's Showboat reported a decline in revenue and lower Property EBITDA for the fourth quarter and year 2000. The integration of the Total Rewards system at Showboat Atlantic City was completed in 2000. That integration, along with physical enhancements to the property anticipated to be completed by mid-year 2001, are expected to improve that property's performance this year.


            CENTRAL REGION POSTS RECORD REVENUES AND PROPERTY EBITDA

Central Region Results
(in millions)

                            2000       1999     Percent       2000          1999    Percent
                           Fourth     Fourth    Increase      Full          Full    Increase
                           Quarter    Quarter  (Decrease)     Year          Year    (Decrease)
                          ---------  --------- ----------  ---------     ---------  ----------
Central Region
    Revenues              $  373.3   $  262.0     42.5%    $ 1,453.9     $ 1,020.1     42.5%
    Operating Profit          69.6       51.6     34.9%        304.8         201.8     51.0%
    EBITDA                    90.3       65.2     38.5%        383.3         254.6     50.5%

      The Central Region's 2000 results benefited from record revenues and Property EBITDA at most Harrah's-brand properties, and the addition of the Players facilities in Maryland Heights, Mo., Metropolis, Ill., and Lake Charles, La., acquired on March 22, 2000.

      "Harrah's Chicagoland properties continue to show strength, reporting a 40 percent gain in Property EBITDA, with Joliet benefiting from its first full year of both dockside gaming and the luxury hotel that we opened there in November 1999," said Satre. "Harrah's East Chicago also will benefit in 2002 from a new 292-room, $45 million hotel expected to be completed by this year's end."

      "In Missouri, our properties' operating results grew as a result of the positive impact of Total Rewards and consolidation of the Players facility with our own in St. Louis. Combined revenues from the Missouri properties rose 34%, and combined Property EBITDA was up 42% percent from the prior year.

      "In Shreveport, Louisiana, Property EBITDA was down 15% from the prior year, impacted by construction underway on a $150 million hotel and shore-side amenities project," Satre said. "That project is expected to be completed by the end of the first quarter 2001."

     AGREEMENTS EXTENDED ON TWO MANAGED PROPERTIES; NEW AGREEMENT ENTERED TO

                  MANAGE HARRAH'S RINCON IN SOUTHERN CALIFORNIA


      The three Indian-owned casinos managed by Harrah's, which also share the company's Total Rewards marketing capabilities, reported a strong 2000. Two of those casinos completed extensions of their management contracts with Harrah's in 2000. The Rincon Band of Luiseno Indians north of San Diego opened a temporary casino soon after year-end; Harrah's will manage the tribe's permanent facility that is expected to open in the first half of 2002.

                                    OTHER ITEMS

      The increase in project opening costs relates to the expansion of Harrah's Shreveport and to preparations for the re-branding and integration of Total Rewards into the Players properties.

      Interest expense was higher than in the previous year, due to higher debt levels associated with the Players acquisition and the company's stock repurchase program. The company repurchased 12.4 million shares during 2000 at an average price of $22.39 per share.

      Last year, the company reported a gain on a sale of equity investments in two companies, whereas this year Harrah's reported a loss associated with its investment in National Airlines.

      Other income was below prior year for both the fourth quarter and full year due to mark-to-market adjustments recorded in the fourth quarter 2000 for company-owned life insurance policies.

      The effective tax rate in 2000 was higher than in the prior year due to the impact of the reserves recorded for Harrah's New Orleans and National Airlines, and additional non-deductible amortization of goodwill.

      Harrah's Entertainment will host a conference call for investors and media today, Wednesday, Feb. 7, 2001 at 1 p.m. (Eastern Standard Time) to review its fourth-quarter and full-year 2000 financial results. For those interested in participating in the conference call, please dial (877) 282-1086, or 703-871-3017 for international callers, approximately 10 minutes prior to the call start time. A taped replay of the conference call can be accessed at 888-266-2081, or 703-925-2533 for international callers, beginning at 5:00 p.m.
(EST) on Feb. 7. The replay will be available through 11:59 p.m. (EST) on Wednesday, Feb. 14, 2001. The passcode number for the replay is 4967738.

      Interested parties wishing to listen to the conference call on the Internet may do so on the company's web site, WWW.HARRAHS.COM, in the "Investor Relations" section behind the "About Us" tab.

      Founded more than 60 years ago, Harrah's Entertainment, Inc. is the most recognized and respected name in the casino entertainment industry operating 21 casinos in the United States under the Harrah's, Showboat and Rio brand names. With a combined database of more than 19 million players, Harrah's Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

      This release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, such statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Such risks and uncertainties include, but are not limited to, economic, bank, equity and debt-market conditions, changes in laws or regulations, third-party relations and approvals, decisions of courts, regulators and government bodies, factors affecting leverage, including interest rates, abnormal gaming holds, and effects of competition.





                                     (More)

                          HARRAH'S ENTERTAINMENT, INC.
                       CONSOLIDATED SUMMARY OF OPERATIONS
                                   (UNAUDITED)


                                              Fourth Quarter Ended                     Year Ended
(In thousands, except per                     Dec. 31,         Dec. 31,         Dec. 31,         Dec. 31,
 share amounts)                                  2000             1999             2000             1999
                                          -----------      -----------      -----------      -----------
Revenues                                  $   854,930      $   747,569      $ 3,471,150      $ 3,024,428
Operating expenses                           (660,051)        (571,382)      (2,584,636)      (2,231,497)
Depreciation and amortization                 (61,271)         (45,027)        (236,082)        (193,599)
                                          -----------      -----------      -----------      -----------
  Operating profit                            133,608          131,160          650,432          599,332

Corporate expense                             (12,589)          (9,431)         (50,065)         (42,748)
Headquarters relocation and
  reorganization expenses                          --           (2,752)          (3,390)         (10,274)
Equity in nonconsolidated affiliates:
  Losses before preopening costs              (14,072)         (13,712)         (57,935)         (25,782)
  Preopening costs                                 --           (6,706)              --          (17,685)
Amortization of goodwill and
  trademarks                                   (6,088)          (4,157)         (21,540)         (17,617)
Reserves for New Orleans casino              (220,000)              --         (220,000)              --
Project opening costs and other
  nonrecurring items                          (10,662)          (5,273)         (14,764)          (4,189)
                                          -----------      -----------      -----------      -----------

Income (loss) from operations                (129,803)          89,129          282,738          481,037
Interest expense, net of interest
  capitalized                                 (59,297)         (45,658)        (227,139)        (193,407)
(Loss) gain on equity interests in
  subsidiaries:
    National Airlines, Inc.                   (39,400)              --          (39,400)              --
    Other                                      (2,226)          43,524           (2,226)          59,824
Other (expense) income, including
  interest income                              (3,815)           6,203            3,866           12,129
                                          -----------      -----------      -----------      -----------

Income (loss) before income taxes and
  minority interests                         (234,541)          93,198           17,839          359,583
Income tax (provision) benefit                 75,514          (30,659)         (15,415)        (128,914)
Minority interests                             (2,259)          (3,348)         (13,768)         (11,166)
                                          -----------      -----------      -----------      -----------

Income (loss) before extraordinary
  losses                                     (161,286)          59,191          (11,344)         219,503
Extraordinary losses, net of tax                   --               --             (716)         (11,033)
                                          -----------      -----------      -----------      -----------

Net income (loss)                         $  (161,286)     $    59,191      $   (12,060)     $   208,470
                                          ===========      ===========      ===========      ===========

Earnings (loss) per share - basic
  Before extraordinary losses             $     (1.41)     $      0.47            (0.09)     $      1.74
  Extraordinary losses, net of tax                 --               --            (0.01)           (0.09)
                                          -----------      -----------      -----------      -----------

    Net income (loss)                     $     (1.41)     $      0.47      $     (0.10)     $      1.65
                                          ===========      ===========      ===========      ===========

Earnings (loss) per share - diluted
  Before extraordinary losses             $     (1.41)     $      0.45      $     (0.09)     $      1.71
  Extraordinary losses, net of tax                 --               --            (0.01)           (0.09)
                                          -----------      -----------      -----------      -----------

    Net income (loss)                     $     (1.41)     $      0.45      $     (0.10)     $      1.62
                                          ===========      ===========      ===========      ===========

Weighted average common
  shares outstanding                          114,049          126,407          117,190          126,072
                                          ===========      ===========      ===========      ===========

Weighted average common and common
  equivalent shares outstanding               114,049          130,252          117,190          128,748
                                          ===========      ===========      ===========      ===========

                          HARRAH'S ENTERTAINMENT, INC.
                       SUPPLEMENTAL OPERATING INFORMATION
                                   (UNAUDITED)


                                 FOURTH QUARTER ENDED           YEAR ENDED
                              -----------------------  --------------------------
(In thousands)                   Dec. 31,     Dec. 31,     Dec. 31,       Dec. 31,
                                    2000         1999         2000           1999
                              ----------   ----------  -----------    -----------

           Revenues
  Western Region              $  284,431   $  282,117  $ 1,141,669    $ 1,147,934
  Eastern Region                 178,123      180,890      791,797        775,628
  Central Region                 373,335      262,042    1,453,852      1,020,130
  Managed                         16,877       21,019       75,607         77,563
  Other                            2,164        1,501        8,225          3,173
                              ----------   ----------  -----------    -----------
    Total Revenues            $  854,930   $  747,569  $ 3,471,150    $ 3,024,428
                              ==========   ==========  ===========    ===========



       Operating Profit
  Western Region              $   30,297   $   35,914  $   127,940    $   182,355
  Eastern Region                  32,064       34,887      182,335        173,845
  Central Region                  69,636       51,557      304,757        201,777
  Managed                         13,545       17,866       64,861         66,604
  Other                          (11,934)      (9,064)     (29,461)       (25,249)
                              ----------   ----------  -----------    -----------
    Total Operating Profit    $  133,608   $  131,160  $   650,432    $   599,332
                              ==========   ==========  ===========    ===========


       Property EBITDA*
  Western Region              $   55,922   $   54,896  $   226,147    $   270,390
  Eastern Region                  44,215       45,365      230,872        219,450
  Central Region                  90,253       65,196      383,343        254,578
  Managed                         14,068       17,989       67,023         67,034
  Other                           (9,579)      (7,259)     (20,871)       (18,521)
                              ----------   ----------  -----------    -----------
    Total Property EBITDA     $  194,879   $  176,187  $   886,514    $   792,931
                              ==========   ==========  ===========    ===========


Project opening and other
  nonrecurring items
    Project opening costs     $   (3,867)  $   (1,696) $    (8,258)   $    (2,276)
    Writedowns, reserves and
      recoveries                  (6,395)      (3,502)      (6,106)        (2,235)
    Venture restructuring
      costs                         (400)         (75)        (400)           322
                              ----------   ----------  -----------    -----------
        Total                 $  (10,662)  $   (5,273) $   (14,764)   $    (4,189)
                              ==========   ==========  ===========    ===========



* Property EBITDA (earnings before interest, income taxes, depreciation and amortization) consists of Operating Profit before depreciation and amortization expenses. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to Income from operations (as an indicator of our operating performance) or to Cash flows from operations (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

                          HARRAH'S ENTERTAINMENT, INC.
                            SUPPLEMENTAL INFORMATION
                                   (UNAUDITED)

Computation of diluted earnings per share excluding items not typically included in analyst estimates

                                       FOURTH QUARTER ENDED        YEAR ENDED
                                    -----------------------  -----------------------
(In thousands)                         Dec. 31,     Dec. 31,    Dec. 31,     Dec. 31,
                                          2000         1999        2000         1999
                                    ----------   ----------  ----------   ----------
Income (loss) before taxes and
 minority interests                 $ (234,541)  $   93,198  $   17,839   $  359,583
Add/(deduct):
  Reserves for New Orleans casino      220,000            -     220,000            -
  Project opening costs and
    other nonrecurring items            10,662        5,273      14,764        4,189
  Equity in nonconsolidated
    affiliates preopening costs              -        6,706           -       17,685
  Incremental riverboat
    depreciation                         2,394            -       4,787            -
  Loss (gain)on equity interests:
    National Airlines, Inc.             39,400            -      39,400            -
    Other                                2,226      (43,524)      2,226      (59,824)
                                    ----------   ----------- ----------   -----------
Adjusted income before taxes
  and minority interests                40,141       61,653     299,016      321,633
Provision for income taxes             (14,300)     (19,894)   (107,681)    (114,873)
Minority interests                      (2,259)      (3,348)    (13,768)     (11,166)
                                    ----------   ----------  ----------   ----------

Adjusted income before
  extraordinary losses              $   23,582   $   38,411  $  177,567   $  195,594
                                    ==========   ==========  ==========   ==========

Diluted earnings per share
  before extraordinary losses,
  as adjusted                       $     0.20   $     0.29  $     1.49   $     1.52
                                    ==========   ==========  ==========   ==========

Weighted average common and
  common equivalent shares
  outstanding*                         116,536      130,252     119,079      128,748
                                    ==========   ==========  ==========   ==========


* For purposes of this computation, the average shares amounts for fourth quarter and full year 2000 have been adjusted to include the impact of dilutive common stock equivalents.



                                      ####